Exhibit 10.1

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LOAN AGREEMENT

dated as of

June 6, 2024

between

Tevogen Bio Holdings Inc.

as Borrower

and

The Patel Family, LLP

as Lender

$36,000,000

CREDIT FACILITY

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EXHIBITS

Exhibit A	Form of Credit Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Pre-Funded Warrant
Exhibit D	Form of Securities Purchase Agreement

LOAN AGREEMENT, dated as of June 6, 2024 (the “Effective Date”), by and between Tevogen Bio Holdings Inc., a Delaware corporation (“Borrower”), and The Patel Family, LLP, a Delaware limited liability partnership (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has requested, and Lender has agreed to make available to Borrower, a credit facility in a maximum principal amount of $36,000,000 upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Amount” has the meaning set forth in Section 2.09.

“Affiliate” means, with respect to any party, any Person that, directly or indirectly, controls, is controlled by or is under common control with such party and includes each officer or director or general partner of such party. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan Agreement, together with all Exhibits hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable Margin” means 2.00%.

“Available Amount” means, at any time, with respect to the Credit Facility, an amount equal to the then effective Credit Commitment minus the aggregate outstanding principal amount of the Credit Loans at such time minus any Additional Amount pursuant to the provisions of Section 2.09.

“Beneficial Ownership Limitation” means Lender and any of its Affiliates, including Dr. Manmohan Patel, beneficially owning more than 9.99% of Common Stock, provided that Lender, upon notice to Borrower, may increase or decrease such percentage, provided further that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to Borrower.

“Borrower” has the meaning set forth in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York are authorized or obligated by law or executive order to close.

“Commercial Rules” has the meaning set forth in Section 7.08(a).

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“Commitment Shares” has the meaning set forth in Section 2.08.

“Commitment Shares Registration Statement” has the meaning set forth in Section 2.08.

“Common Stock” means Borrower’s common stock, $0.0001 par value per stock.

“Credit Commitment” means for the period from the Effective Date through the Expiration Date, US$36,000,000.

“Credit Facility” has the meaning provided in Section 2.01.

“Credit Loan” has the meaning provided in Section 2.01.

“Credit Note” means a promissory note of Borrower payable to the order of Lender, substantially in the form of Exhibit A attached hereto, evidencing a Credit Loan, as the same may be amended, restated or otherwise modified from time to time.

“Default” has the meaning set forth in the definition of “Event of Default.”

“Disbursement Date” has the meaning set forth in Section 2.02(b).

“Dollars” means the lawful money of the United States of America.

“Effective Date” has the meaning set forth in the preamble hereto.

“Event of Default” has the meaning set forth in Section 6.01, and a “Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Exchange Act” has the meaning set forth in Section 4.02(d).

“Expiration Date” means the earlier of (x) June 4, 2027 and (y) such time as Borrower shall have received the proceeds from the PIPE and the Available Amount shall be zero.

“Forfeiture Proceeding” means any action, proceeding or investigation affecting Borrower before any Governmental Authority, or the receipt of notice from a Governmental Authority that Borrower is a target or subject of a civil or criminal investigation, that may reasonably be expected to result in a civil or criminal proceeding or the receipt of notice from a Governmental Authority that Borrower is restrained from alienating or disposing of property in which it has a legal interest, or that such property is subject to forfeiture.

“FRBNY” means the Federal Reserve Bank of New York.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Information” has the meaning set forth in Section 7.12.

“Interest Payment Date” means, with respect to each Credit Loan, the respective dates that fall every three (3) months after the Disbursement Date of such Credit Loan. If any Interest Payment Date occurs on a day that is not a Business Day, such payment will be due on the next Business Day.

“Interest Rate” has the meaning set forth in Section 2.05(a).

“Interest Shares” has the meaning set forth in Section 2.05(a).

“Issuance Cap” has the meaning set forth in Section 5.02.

“Lender” has the meaning set forth in the preamble hereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or other obligation.

“Loan Documents” means, collectively, this Agreement, the Credit Note and each certificate, acknowledgement, agreement or document executed by Borrower and delivered to Lender in connection with or pursuant to any of the foregoing.

“Material Adverse Effect” means a material adverse effect on any of (a) the legality, validity or enforceability of any Loan Document, (b) the ability of Borrower to perform its payment obligations under the Loan Documents or (c) the rights and remedies of Lender under the Loan Documents.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Person” means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“PIPE” has the meaning set forth in Section 2.09.

“PIPE Outside Date” has the meaning set forth in Section 2.09.

“PIPE Purchase Price” has the meaning set forth in Section 2.09.

“PIPE Shares” has the meaning set forth in Section 2.09.

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“PIPE Threshold Date” has the meaning set forth in Section 2.09.

“Pre-Funded Warrants” has the meaning set forth in Section 2.04(c).

“Principal Shares” has the meaning set forth in Section 2.04(c).

“Purchase Option” has the meaning set forth in Section 2.09.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, or assistant treasurer of Borrower and any other officer of Borrower so designated by any of the foregoing officers in a notice to Lender. Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

“SEC” has the meaning set forth in Section 2.08.

“Securities” means the Commitment Shares, the Principal Shares, the Interest Shares, the PIPE Shares, and the Pre-Funded Warrants.

“Securities Act” has the meaning set forth in Section 4.02(e).

“SOFR Rate” means with respect to any Credit Loan, the secured overnight financing rate published on the Business Day immediately preceding the date such Credit Loan is disbursed, by FRBNY, as administrator of the benchmark (or a successor administrator), on FRBNY’s website (or any successor source).

“Stock” means shares of capital stock, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

“Taxes” has the meaning set forth in Section 2.06.

“Trailing VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the volume weighted average price of the Common Stock traded on the national securities exchange or other principal market on which the Common Stock is then traded for the ten (10) consecutive trading days ending on, and including, if such date is a trading day, the determination date (the “Measurement Period”), as reported by Bloomberg L.P. (“Bloomberg”) (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if no volume weighted average price of the Common Stock for the Measurement Period is reported by Bloomberg, the average of the highest closing bid price and the lowest closing ask price for each trading day during the Measurement Period, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Borrower and reasonably acceptable to Lender, the fees and expenses of which shall be paid by Borrower.

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ARTICLE II

AMOUNTS AND TERMS OF THE FACILITY

SECTION 2.01	Credit Facility.

On the terms and subject to the conditions contained in this Agreement, Lender agrees to make loans (each, a “Credit Loan”) to Borrower from time to time on any Business Day during the period from the Effective Date until the Expiration Date in an aggregate amount not to exceed at any time outstanding the Credit Commitment (the “Credit Facility”); provided that Lender shall have no obligation to make any Credit Loan (x) in excess of the Available Amount, (y) in response to more than one Notice of Borrowing (as defined below) per calendar month, and (z) in an amount greater than $1,000,000 in response to any Notice of Borrowing. The parties acknowledge and agree that amounts prepaid pursuant to Section 2.04 may not be reborrowed. Credit Loans made pursuant to this Section 2.01 shall be evidenced by a Credit Note.

SECTION 2.02	Making the Loans.

(a) Each Credit Loan shall be made by notice, given by Borrower to Lender on any Business Day. Each such notice (each, a “Notice of Borrowing”) shall be in substantially the form of Exhibit B attached hereto, specifying therein (i) the aggregate amount of such proposed Credit Loan and (ii) Borrower’s wire transfer instructions. No Notice of Borrowing shall be sent following May 31, 2027, and no Credit Loan shall be made after the Expiration Date.

(b) Lender shall, before 3:00 P.M. (EST) on the fourth Business Day following the date of the Notice of Borrowing (the “Disbursement Date”), make available for the account of Borrower the Credit Loan in immediately available funds in Dollars in accordance with the applicable Notice of Borrowing; provided that, in the event the full amount of any Credit Loan is not disbursed in accordance with the applicable Notice of Borrowing by the applicable Disbursement Date, Lender shall within three (3) Business Days after such due date, forfeit to Borrower for cancellation the Commitment Shares or an equal number of shares of Common Stock held by Lender.

(c) The Credit Loans shall be made in Dollars.

SECTION 2.03	Principal Repayment.

Borrower shall repay the unpaid principal amount of each Credit Loan and accrued but unpaid interest thereon on the date that is forty-eight (48) months after the Disbursement Date of such Credit Loan. If such date occurs on a day that is not a Business Day, such payment will be due on the next Business Day.

SECTION 2.04	Optional Prepayments, Reductions or Terminations.

(a) Borrower may, without penalty and upon at least one (1) Business Day’s prior notice to Lender stating the proposed date and the aggregate principal amount of the prepayment, prepay in cash the outstanding principal amount of a Credit Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

(b) Borrower may, without penalty and upon at least one (1) Business Day’s prior notice to Lender stating the proposed date of reduction or termination, permanently reduce or terminate the unused Credit Commitment, in whole or in part.

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(c) Borrower may, at its sole election, make repayments of principal pursuant to Section 2.03 or 2.04 (x) in cash or (y) in a number of shares of Common Stock (“Principal Shares”), subject to the Issuance Cap, equal to (i) the amount of principal due or to be prepaid divided by (ii) a Common Stock price equal to the greater of (1) $1.50 per share and (2) the Trailing VWAP as of the trading day prior to payment; provided that, if Borrower elects to make such payment in Common Stock, to the extent that such payment would result in Lender and any of its Affiliates, including Dr. Manmohan Patel, owning shares of Common Stock in excess of the Beneficial Ownership Limitation, Borrower shall instead make such payment in the form of pre-funded warrants in the form attached hereto as Exhibit C (“Pre-Funded Warrants”) exercisable for the number of shares of Common Stock that would otherwise have been issued as Principal Shares, at a purchase price per warrant of the price of such Principal Shares minus $0.0001 and with an exercise price of $0.0001 per share. Principal Shares and Pre-Funded Warrants may only be issued pursuant to this Section 2.04(c) to the extent that, at the time of issuance, a registration statement for the resale by Lender of such Principal Shares and shares of Common Stock underlying such Pre-Funded Warrants is effective and the prospectus is available for use thereunder, provided, however, that if the SEC shall have objected to the registration for resale of such shares prior to their issuance, Borrower may notwithstanding the foregoing issue such Principal Shares and Pre-Funded Warrants provided that within forty five (45) calendar days thereafter it shall file a registration statement on appropriate form to register the resale by Lender of such Principal Shares and shares of Common Stock underlying such Pre-Funded Warrants and shall use its commercially reasonable efforts to cause such registration statement to become effective within thirty (30) calendar days of the filing date (or in the event of a substantive review by the SEC, within sixty (60) calendar days of the filing date).

SECTION 2.05	Interest.

(a) Interest Rate. Interest on the unpaid principal amount of each Credit Loan shall be paid in arrears on each Interest Payment Date during the period from and including the initial date on which such Credit Loan was advanced until, but excluding the date on which, the principal amount thereof shall be paid in full, at a rate per annum equal to the lesser of (x) the sum (a) the SOFR Rate plus (b) the Applicable Margin and (y) 7.00% (the “Interest Rate”). Subject to the Issuance Cap, Borrower shall make each interest payment hereunder, including in connection with any repayment of principal pursuant to Section 2.03 or 2.04, in a number of shares of Common Stock (“Interest Shares”) equal to (i) the amount of interest due divided by (ii) a Common Stock price of $1.50 per share; provided that, to the extent such payment in Common Stock would otherwise result in Lender and any of its Affiliates, including Dr. Manmohan Patel, owning shares of Common Stock in excess of the Beneficial Ownership Limitation, Borrower may elect to make such payment in cash or in the form of Pre-Funded Warrants exercisable for the number of shares of Common Stock that would otherwise have been issued as Interest Shares, at a purchase price per warrant of the price of such Interest Shares minus $0.0001 and with an exercise price of $0.0001 per share.

(b) Interest Determinations. All computations of interest and fees shall be made by Lender on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, fixed for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

(c) Maximum Rate. Notwithstanding anything contained in this Section 2.05 to the contrary, in no event shall any Credit Loan bear interest at a rate higher than the maximum rate of interest permitted by applicable law.

SECTION 2.06	Taxes.

Any and all payments by Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority (“Taxes”), except as required by applicable law.

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SECTION 2.07	Tax Treatment.

Notwithstanding anything to the contrary contained herein, for U.S. federal income tax purposes, the parties agree to treat the Credit Loans as equity interests in Borrower, and each of Borrower and Lender will not take any tax return position or tax reporting position inconsistent with such treatment, except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986.

SECTION 2.08	Commitment Shares.

In consideration for Lender’s agreement to provide the Credit Facility, Borrower agrees to use commercially reasonable efforts to issue to Lender, within four (4) Business Days after the Effective Date, 1,000,000 shares of Common Stock (the “Commitment Shares”). The Commitment Shares shall be duly authorized, validly issued, fully paid, and non-assessable and free and clear of all liens, claims, and encumbrances, except for those created by this Agreement. Borrower shall, within forty five (45) calendar days after the issuance of the Commitment Shares, file a registration statement on Form S-1 (or such other form as appropriate) (the “Commitment Shares Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the Commitment Shares by Lender. Borrower shall use its commercially reasonable efforts to cause the Commitment Shares Registration Statement to become effective within thirty (30) calendar days of the filing date (or in the event of a substantive review by the SEC, within sixty (60) calendar days of the filing date).

SECTION 2.09	Purchase Option.

Subject to the Issuance Cap, Lender shall have the option in accordance with this Section 2.09 (the “Purchase Option”) to purchase $14 million of shares of Common Stock (the “PIPE Purchase Price”), plus an additional amount of Common Stock up to the then remaining Available Amount (such additional amount, the “Additional Amount”), in a private placement on the terms set forth in the form of Securities Purchase Agreement attached hereto as Exhibit D (the “PIPE” and the shares of Common Stock sold in the PIPE, the “PIPE Shares”). Promptly after the date the Trailing VWAP first reaches at least $10.00 per share (the “PIPE Threshold Date”), Borrower shall give Lender notice of the occurrence of the PIPE Threshold Date, and the Purchase Option shall thereafter be exercisable by written notice from Lender to Borrower within three (3) Business Days after receipt of notice from the of the PIPE Threshold Date, and such notice shall specify any Additional Amount to be purchased in the PIPE. The PIPE shall be consummated no more than thirty (30) days after the delivery of the notice from Borrower of the PIPE Threshold Date (the “PIPE Outside Date”). Upon the exercise of the Purchase Option, the Available Amount shall be reduced by the amount of the Additional Amount specified in the notice from Lender, if any. If Lender has exercised the Purchase Option and Borrower has satisfied all applicable closing conditions for the PIPE but the PIPE has not been consummated by the PIPE Outside Date, Lender shall forfeit to Borrower for cancellation the Commitment Shares or an equal number of shares of Common Stock held by Lender and the Available Amount shall thereafter again be increased by the Additional Amount that had been specified in the notice from Lender. To the extent that, as a result of consummation of the PIPE, Lender and any of its Affiliates, including Dr. Manmohan Patel, would otherwise own shares of Common Stock in excess of the Beneficial Ownership Limitation, Borrower shall sell and issue to Lender in the PIPE, in lieu of PIPE Shares, Pre-Funded Warrants exercisable for the number of shares of Common Stock that would otherwise have been issued as PIPE Shares, at a purchase price per warrant of the price of such PIPE Shares minus $0.0001 and with an exercise price of $0.0001 per share.

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ARTICLE III

CONDITIONS OF EFFECTIVENESS AND LENDING

SECTION 3.01	Conditions Precedent to Effectiveness of Agreement.

The effectiveness of this Agreement on the Effective Date is subject only to the receipt by Lender of executed counterparts of this Agreement.

SECTION 3.02	Conditions Precedent to Each Credit Loan.

The obligation of Lender to make any Credit Loan (including the initial Credit Loan on the Effective Date, if any) shall be subject to the further conditions precedent that:

(a) the representations and warranties of Borrower contained in Section 4.01 of this Agreement and in the other Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date (unless such representations and warranties are expressly made as of a specified date, in which case they shall be true and correct in all material respects as of such date);

(b) no Default or Event of Default has occurred and is continuing or will result from the Credit Loan being made on such date; and

(c) Borrower shall have delivered a Notice of Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01	Representations and Warranties of Borrower.

To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

(a) Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. It has all requisite power and authority to execute and deliver and perform its obligations under the Loan Documents to which it is a party. The Loan Documents have been duly authorized, executed and delivered by Borrower that is a party thereto and constitute Borrower’s legal, valid and binding obligation, enforceable against Borrower in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by Borrower of the Loan Documents to which it is a party do not and will not (i) violate or conflict with any provision of its Organizational Documents, (ii) violate any existing statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority applicable to Borrower, (iii) under existing law require any consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Borrower, except for any required filing with the SEC, (iv) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of Borrower or any of its subsidiaries, except to the extent such conflict, breach, default, termination or acceleration would not reasonably be expected to have a Material Adverse Effect, or (v) result in the creation or imposition of any Lien upon any of the property of Borrower or any of its subsidiaries.

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SECTION 4.02	Representations and Warranties of Lender.

Lender represents and warrants that:

(a) Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. It has all requisite power and authority to execute and deliver and perform its obligations under the Loan Documents to which it is a party. The Loan Documents have been duly authorized, executed and delivered by Lender that is a party thereto and constitute Lender’s legal, valid and binding obligation, enforceable against Lender in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by Lender of the Loan Documents to which it is a party do not and will not (i) violate or conflict with any provision of its Organizational Documents, (ii) violate any existing statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority applicable to Lender, (iii) under existing law require any consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Lender, (iv) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of Lender or any of its subsidiaries, except to the extent such conflict, breach, default, termination or acceleration would not reasonably be expected to have a material adverse effect on the ability of Lender to perform its obligations hereunder or under any other Loan Document, or (v) result in the creation or imposition of any Lien upon any of the property of Borrower or any of its subsidiaries.

(c) The Securities will be acquired for investment for Lender’s own account, and not with a view to the resale or distribution of any part thereof, and Lender has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of the Securities. Lender has not been formed for the specific purpose of acquiring the Securities.

(d) Lender has been afforded: (i) the opportunity to review this Agreement and all reports, schedules, forms, statements and other documents filed by Borrower under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, (ii) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Borrower concerning Borrower and the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (iii) sufficient access to information about Borrower and its financial condition, results of operations, business, properties, management, and prospects; and (iv) the opportunity to obtain such additional information that Borrower possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to this Agreement and the Securities.

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(e) Lender understands that the Securities are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Lender understands that the Securities will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Lender may not sell the Securities unless they are registered with the SEC and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Lender acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, delivery of a legal opinion, and requirements relating to Borrower that are outside of Lender’s control, and that Borrower is under no obligation and may not be able to satisfy. Lender consents to the placement by Borrower of a legend in a form determined by Borrower to be advisable under applicable law on any certificate or other document evidencing the Securities to be issued hereunder that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and is aware that Borrower will make a notation in its records with respect to the foregoing restrictions on transferability of such Securities.

(f) Lender is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(g) Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) Lender has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated by this Agreement.

(i) Lender acknowledges that Borrower is a former special purpose acquisition company and that the availability of the safe harbor provided by Rule 144 under the Securities Act with respect to the resale of restricted securities of Borrower issuable pursuant to this Agreement is accordingly subject to the provisions of Section 144(i)(2).

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Affirmative Covenants of Borrower.

As long as any Credit Loan or Credit Commitment remains outstanding, Borrower, for itself and on behalf of Borrower, agrees with Lender that:

(a) Borrower shall preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Borrower shall comply in all material respects with all applicable laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over it, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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(c) Borrower shall maintain and preserve, and shall cause each of its subsidiaries to maintain and preserve, (i) all of its properties that are necessary in the conduct of its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted) and (ii) all other rights, permits, licenses, approvals and privileges that are necessary in the conduct of its business, except, in each case of this clause (c), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Borrower shall furnish to Lender:

(i) prompt written notice of any pending or threatened action, suits or proceedings before any court, arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect;

(ii) such other information respecting the business, properties, condition, financial or otherwise, or operations of Borrower or any of its subsidiaries as Lender may from time to time reasonably request.

SECTION 5.02	Issuance Cap.

Borrower shall not issue or sell any shares of Common Stock pursuant to this Agreement, and Lender shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 19.99% of the number of shares of Common Stock outstanding on the Effective Date, as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction that occurs after the date of this Agreement (such maximum number of shares, the “Issuance Cap”), unless and until Borrower obtains stockholder approval of the issuance of Common Stock as contemplated by this Agreement in accordance with the applicable rules of The Nasdaq Stock Market LLC. Borrower shall use its commercially reasonable efforts to obtain approval from its stockholders for the issuance of Common Stock to Lender pursuant to this Agreement in excess of the Issuance Cap as promptly as commercially practicable upon determining, in its sole discretion, that such issuance is reasonably expected and such approval would be required prior to issuance by the rules of The Nasdaq Stock Market LLC or any other securities exchange on which the Common Stock is then listed. The Issuance Cap shall have no further effect for purposes of this Agreement to the extent Borrower has obtained approval from its stockholders for the issuance of Common Stock to Lender pursuant to this Agreement in excess of the Issuance Cap.

SECTION 5.03	No Short Selling.

As long as any Credit Loan or Credit Commitment remains outstanding, Lender shall not, and shall cause its agents, representatives and affiliates to not, in any manner, enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or other Stock of Borrower or (ii) other hedging, swap or other derivative transaction that establishes, directly or indirectly, a net short position with respect to the Common Stock or other Stock of Borrower.

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ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01	Events of Default.

Each of the following events shall be an Event of Default:

(a) Borrower shall fail to pay within thirty (30) calendar days after the same becomes due and payable, any principal or interest on the Credit Loans, or any other amount that becomes due and payable hereunder or under any other Loan Document;

(b) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made;

(c) Borrower shall fail to materially perform or observe any term, covenant or agreement in any Loan Document and such failure shall remain unremedied for sixty (60) days after Borrower receives notice of the same from Lender;

(d) Borrower shall make a general assignment for the benefit of creditors;

(e) Any proceeding shall be instituted by or against Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Borrower, either such proceedings shall remain undismissed or unstayed for a period of one hundred twenty (120) days or any of the actions sought in such proceedings shall occur; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

(f) Any proceeding shall be instituted by or against Borrower pursuant to which Borrower shall be dissolved or liquidated pursuant to any bankruptcy law; or

(g) Any Forfeiture Proceeding shall have been commenced that could reasonably be expected to have a material adverse effect on the ability of Borrower to perform its payment obligations under the Loan Documents.

SECTION 6.02 Remedies.

(a) If there shall occur and be continuing any Event of Default, Lender, at its sole discretion, may declare the Credit Commitment to be terminated, whereupon the same shall forthwith terminate. In addition to the remedies set forth above, Lender may exercise any remedies provided for by the Loan Documents in accordance with the terms thereof or any other remedies provided by applicable law.

(b) Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender and its Affiliates (other than Borrower and its subsidiaries) to or for the credit or the account of Borrower against any and all amounts owing hereunder.

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(c) Upon the occurrence and during the continuance of any Event of Default, Lender may exercise all rights or remedies set forth in the Loan Documents or all other rights or remedies under applicable law.

(d) The rights of Lender under this Section 6.02 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) that Lender may have. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01	Amendments; Waivers.

No amendment or waiver of any provision of this Agreement nor consent to any departure by the either party therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Lender to exercise any right hereunder or any other Loan Document shall operate as a waiver thereof.

SECTION 7.02	Notices, Etc.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:

(a)	if to Borrower:
Tevogen Bio Holdings Inc.
15 Independence Boulevard
Suite 410
Warren, New Jersey 07059
Email: ryan.saadi@tevogen.com
Attention: Chief Executive Officer

(b)	if to Lender:
The Patel Family, LLP
66 Macculloch Avenue
Morristown, New Jersey 07960
Email: mopatel1002@gmail.com
Attention: Manmohan Patel

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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SECTION 7.03	Costs; Expenses; Indemnities; Limitation of Liabilities.

(a) Each party to this Agreement shall be responsible for its costs and expenses incurred in connection with the preparation, execution, delivery and administration of this Agreement, in connection with the performance by either party of its rights and remedies under the Loan Documents and in connection with the continued administration of the Loan Documents, including any amendments, modifications, consents and waivers to and/or under any and all Loan Documents.

(b) In no event will either party be liable to the other party for any consequential, indirect, special, incidental or punitive damages, regardless of the form of action, whether in an agreement, tort, strict product liability or otherwise, even if advised of the possibility of such damages and even if the damages were foreseeable; provided that such limitation of liability shall not apply to the extent that such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such party or the violation of such party of applicable law.

SECTION 7.04	Binding Effect.

From and after the Effective Date, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns.

SECTION 7.05	Assignment.

Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the other party.

SECTION 7.06	Governing Law.

This Agreement, the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to the conflict of law principles thereof.

SECTION 7.07	Severability.

Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.08	Submission to Arbitration.

(a) Scope, Governing Rules. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and Mediation Procedures (“Commercial Rules”).

(b) Authority of Tribunal, Judicial Review. The award rendered by the arbitrators shall be final, non-reviewable and non-appealable and binding on the parties and may be entered and enforced in any court having jurisdiction.

(c) Selection of Tribunal. There shall be three arbitrators. The parties agree that one arbitrator shall be appointed by each party within twenty (20) days of receipt by respondent of the request for arbitration or in default thereof appointed by the AAA in accordance with its Commercial Rules, and the third presiding arbitrator shall be appointed by agreement of the two party-appointed arbitrators within fourteen (14) days of the appointment of the second arbitrator or, in default of such agreement, by the AAA.

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(d) Consolidation, Joinder. If more than one arbitration is commenced under this Agreement and any party contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the arbitrators selected in the first-filed proceeding shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before those arbitrators.

(e) Seat of Arbitration, Languages. The seat or place of arbitration shall be New York, United States of America. The arbitration shall be conducted and the award shall be rendered in English.

(f) Confidentiality. Except as may be required by law, neither a party nor the arbitrators may disclose the existence, content or results of any arbitration without the prior written consent of both parties, unless to protect or pursue a legal right.

(g) Remedies. The arbitrators will have no authority to award punitive damages, consequential damages or liquidated damages.

SECTION 7.09	Execution in Counterparts.

This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.10	Entire Agreement.

This Agreement, together with all of the other Loan Documents, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 7.11	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

SECTION 7.12	Confidentiality.

This Agreement and the contents hereof shall be confidential and may not be disclosed, directly or indirectly, by either party in whole or in part to any Person without the other party’s prior written consent, except for disclosure (i) on a confidential basis to either party’s representatives, agents, employees, accountants, attorneys and other professional advisors, (ii) as otherwise required by law, and (iii) in any required filings with the SEC and other applicable regulatory authorities and stock exchanges; provided that Borrower may from time to time after the Effective Date issue one or more press releases describing the credit or other financial accommodations made available by Lender pursuant to this Agreement and the other Loan Documents. Lender agrees to maintain the confidentiality of, and not disclose to any individual or entity, any non-public information received from or on behalf of Borrower relating to Borrower, its subsidiaries, or their respective businesses (“Information”), except that Information may be disclosed (a) to Lender’s Affiliates and to Lender’s and their partners, directors, officers, employees, agents, advisors and representatives who need to know such Information in connection with the transactions contemplated hereby (it being understood that the recipient to whom such disclosure is made will be informed of the confidential nature of such Information and is subject to customary confidentiality obligations of professional practice or agrees to treat the Information as confidential), (b) to the extent required or requested by any regulatory authority that has jurisdiction over Lender or its Affiliates, in which case Lender shall use commercially reasonable efforts to promptly notify Borrower, to the extent lawfully permitted to do so, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case Lender shall use commercially reasonable efforts to promptly notify Borrower, to the extent lawfully permitted to do so, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 7.12 or (ii) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower that is not, to Lender’s or such Affiliate’s knowledge, in breach of contractual or fiduciary confidentiality obligations owing to Borrower or any of its subsidiaries.

SECTION 7.13	Further Assurances.

Each party to this Agreement agrees to use reasonable best efforts to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary, proper, appropriate, or advisable to effectuate and carry out the intent and purposes of this Agreement and perform all of the terms, provisions and conditions of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

Tevogen Bio Holdings Inc.

By:	/s/ Ryan Saadi
Name:	Ryan Saadi
Title:	Chief Executive Officer

[Signature page to Loan Agreement]

Lender:

The Patel Family, LLP

By:	/s/ Manmohan Patel
Name:	Manmohan Patel
Title:	Managing Member

[Signature page to Loan Agreement]

Exhibit C

Form of Pre-Funded Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NEITHER MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF PRE-FUNDED COMMON STOCK PURCHASE WARRANT

TEVOGEN BIO Holdings INC.

Warrant Shares:	Initial Exercise Date: [ ], 202_ Issue Date: [ ], 202_

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [ ], 202_ (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”), but not thereafter, to subscribe for and purchase from Tevogen Bio Holdings Inc., a Delaware corporation (the “Company”), up to ______ shares of common stock, par value $0.0001 per share (the “Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Loan Agreement (the “Agreement”), dated June 6, 2024, between the Company and The Patel Family, LLP.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(e)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle this Warrant.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per Warrant Share under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock on the Principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

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(B) =	the Exercise Price, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked onto the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c), except to the extent required by applicable law, rules, or regulations.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Principal Trading Market as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading.

“Trading Day” means any day on which the Trading Market is open for trading, including any day on which the Trading Market is open for trading for a period of time less than the customary time.

“Trading Market” means The Nasdaq Global Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Select Market, The New York Stock Exchange, NYSE American, NYSE Arca, the OTC Bulletin Board, or the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Trading Market” shall mean such other market or exchange on which the Company’s Common Stock is listed or quoted for trading on the date in question.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Trading Market as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Company and reasonably acceptable to the holders of a majority in interest of the Warrants then outstanding, the fees and expenses of which shall be paid by the Company.

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d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, or any successor transfer agent of the Company (the “Transfer Agent”), to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, and otherwise by delivery of book-entry evidence representing the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares set forth in the Notice of Exercise to the address specified by the Holder in such Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent (which may be the Transfer Agent) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time will be less than the amount stated on the face hereof.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock.

iv. Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

v. Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for the purposes of determination of beneficial ownership pursuant to Section 13(d) and Rule 13d-3 of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares that would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, except to the extent the Holder has detrimentally relied on the number of outstanding shares of Common Stock that was provided in writing by the Company. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, except to the extent the Holder relies on the number of outstanding shares of Common Stock that was provided by the Company. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e). Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. To the extent that this Warrant is unexercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Subsidiary” and “Subsidiaries” means any direct or indirect subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity (other than a reincorporation in a different state, a transaction for changing the Company’s name, or a similar transaction pursuant to which the surviving company remains a public company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions (which, for the avoidance of doubt, shall not include such transactions that do not require approval of the Company’s stockholders), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the voting power of the common equity of the Company, other than by Ryan Saadi (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the consideration (the “Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Consideration based on the amount of Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Consideration in a reasonable manner reflecting the relative value of any different components of the Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant, the Agreement, and any other documents or agreements executed in connection with the transactions contemplated under the Agreement (the “Transaction Documents”) in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant that is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price that applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and that is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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e) Calculations. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If, while this Warrant is outstanding, (A) the Company declares a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company declares a special nonrecurring cash dividend on, or a redemption of, the Common Stock, (C) the Company authorizes the granting to all holders of shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least three calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice; and provided, further, that no notice shall be required if the information is disseminated in a press release or a document filed with the SEC. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii. Voluntary Adjustment by the Company. Subject to the rules and regulations of the Principal Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with applicable securities law, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company on the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. Subject to compliance with applicable securities law, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer that may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(e)(i) or 2(e)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to this Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares. The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares that may be issued and delivered upon the exercise this Warrant will, upon exercise of this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, and such failure results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Agreement.

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i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

TEvogen Bio holdings INC.

By:
Name:	Ryan Saadi
Title:	Chief Executive Officer

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Exhibit D

Form of Securities Purchase Agreement

Securities Purchase AGREEMENT

This SECURITIES PURCHASE Agreement (this “Agreement”) is made as of ______________, 202_ by and between Tevogen Bio Holdings Inc., a Delaware corporation (the “Company”), and The Patel Family, LLP, a Delaware limited liability partnership (“Purchaser”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement dated as of June 6, 2024, between the Company and Purchaser.

For this and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale and Purchase. Subject to the terms and conditions set forth herein, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, ____ 1 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)[, and ____ 2 pre-funded warrants to purchase shares of Common Stock (the “Warrants” and together with the Shares, the “Securities”)] for an aggregate purchase price of $____ 3 (the “Purchase Price”). Purchaser shall pay the Purchase Price, via wire transfer of immediately available funds pursuant to the wire instructions previously delivered by the Company, by no later than ______________, 202_ 4 (the “Outside Date”).

2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by electronic transfer of the Closing documentation on the business day on which this Agreement has been executed and delivered by the parties and all conditions precedent to the parties’ obligations hereunder have been satisfied or waived (the “Closing Date”).

3. Closing Conditions.

The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(a) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein;

1 To be calculated on the basis of a purchase price per share (the “Per Share Price”) equal to 70% of the Trailing VWAP on the date the Trailing VWAP first reaches at least $10.00 per share (as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction that occurs after the date of this Agreement).

2 To be calculated on the basis of a per pre-funded warrant price equal to the Per Share Price minus $0.0001.

3 To be $14.0 million plus, at the Purchaser’s option, an additional amount of up to the total then-remaining available and undrawn portion of the Credit Commitment, subject to the Issuance Cap.

4 To be the date that is thirty (30) calendar days after the PIPE Threshold Date, or the next preceding business day.

(b) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(c) the Company shall have received the entirety of the Purchase Price.

The obligations of the Purchaser in connection with the Closing are subject to the following conditions being met:

(a) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein; and

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

2. Company Representations and Warranties. The Company hereby represents, warrants, acknowledges, and agrees as follows:

(a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry on its business as presently conducted.

(b) Binding Obligation. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3. Purchaser Representations and Warranties. Purchaser hereby represents, warrants, acknowledges, and agrees as follows:

(a) Authorization. Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the [Shares/Securities] will be acquired for investment for Purchaser’s own account, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of the [Shares/Securities]. Purchaser has not been formed for the specific purpose of acquiring the [Shares/Securities].

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(c) Disclosure of Information. Purchaser acknowledges that it has been afforded: (i) the opportunity to review this Agreement and all reports, schedules, forms, statements and other documents filed by the Company under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, (ii) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the [Shares/Securities] and the merits and risks of investing in the [Shares/Securities]; (iii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iv) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d) Restricted Securities. Purchaser understands that the [Shares/Securities] are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser understands that the [Shares/Securities] will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser may not sell the [Shares/Securities] unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the [Shares/Securities], delivery of a legal opinion, and requirements relating to the Company that are outside of Purchaser’s control, and that the Company is under no obligation and may not be able to satisfy.

(e) Accredited Investor. Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(f) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the [Shares/Securities], and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the [Shares/Securities] and, at the present time, is able to afford a complete loss of such investment.

(g) No General Solicitation. Purchaser is not purchasing the [Shares/Securities] as a result of any advertisement, article, notice or other communication regarding the [Shares/Securities] published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Purchaser, any other general solicitation or general advertisement.

4. Registration Rights. Within forty five (45) calendar days after the Closing Date, the Company shall file a registration statement on appropriate form providing for the resale by the Purchaser of the Shares. The Company shall use its commercially reasonable efforts to cause such registration statement to become effective within thirty (30) calendar days of the filing date (or in the event of a substantive review by the SEC, within sixty (60) calendar days of the filing date), and to keep such registration statement effective at all times until the earlier of (a) such date as the Purchaser no longer owns any of the [Shares/Securities] and (b) such date as all Shares owned by the Purchaser have become eligible for resale pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions. The obligations of the Company under this Section 7 shall cease and terminate upon the earlier of the events set forth in the preceding sentence.

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5. Miscellaneous.

(a) Entire Agreement; Governing Law. This Agreement, together with the Loan Agreement, contains the entire understanding between Purchaser and the Company with respect to the subject matter hereof supersedes any prior understanding and/or written or oral agreements between the parties with respect to such subject matter. This Agreement and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to the conflict of law principles thereof.

(b) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved through binding arbitration administered by the American Arbitration Association (“AAA”). The arbitration shall be conducted by a single, neutral arbitrator selected by mutual agreement of the parties or, if the parties cannot reach an agreement, by AAA under its standard selection procedures. The arbitration shall take place in New York, New York, or such other place as mutually agreed by the parties. Reasonable discovery shall be permitted for the production of documents and the taking of depositions for a reasonable period after the filing of the request for arbitration. All discovery shall be governed by the Federal Rules of Civil Procedure. Any discovery disputes shall be resolved by the arbitrator. Judgment on any arbitration award rendered by the arbitrator may be entered in any court of competent jurisdiction. All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proof. This arbitration provision shall survive if this Agreement should be adjudged null and void or should be canceled or terminated for any reason.

(c) Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d) Amendment; Waiver. Any provision of this Agreement and the obligations of the Company or rights of Purchaser hereunder may be amended or waived if, but only if, such amendment or waiver is in writing and is approved in writing by the Company and Purchaser, whereupon such amendment or waiver shall be binding on the Company and Purchaser.

(e) Counterparts; Execution by Electronic Means. This Agreement may be executed in any number of counterparts, and any party may execute any such counterpart, each of which when executed and delivered by facsimile or by electronic scanned copy (including .pdf) exchanged by electronic transmission, shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned party has duly executed this Agreement as of the date first written above.

Company:

Tevogen Bio Holdings Inc.

By:
Name:
Title:
Address:	15 Independence Boulevard, Suite 410
Warren, New Jersey 07059

[Signature page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned party has duly executed this Securities Purchase Agreement as of the date first written above.

PURCHASER:

The Patel Family, LLP

By:
Name:
Title:
Address:	66 Macculloch Avenue
Morristown, New Jersey 07960

[Signature page to Securities Purchase Agreement]